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Exhibit 5.1

OPINION OF KAROL L.K. POLLOCK, ESQ.

August 20, 2002
US SEARCH.com Inc.
5401 Beethoven Street
Los Angeles, CA 90020

RE: Registration Statement on Form S-3 of US SEARCH.com Inc.

Ladies and Gentlemen:

        I am General Counsel and Secretary of US SEARCH.com Inc., a Delaware corporation (the "Company"), and in that capacity I have acted as counsel to the Company in connection with the filing by US SEARCH.com Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an aggregate of 24,900,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), with respect to (a) 20,400,000 of the Shares issuable pursuant to its Amended and Restated 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan"), (b) 500,000 of the Shares issuable pursuant to its 1999 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan") and (c) 4,000,000 of the Shares issuable pursuant to its 2000 Nonstatutory Stock Incentive Plan (the "2000 Stock Incentive Plan").

        You have requested my opinion with respect to certain matters relating to the validity of the Shares. In connection with this opinion, have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as I deem necessary as a basis for this opinion. I have assumed the genuineness and authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as copies thereof, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

        On the basis of the foregoing, and in reliance thereon, I am of the opinion that as of the date hereof, the Shares, when sold and issued in accordance with the 1998 Stock Incentive Plan, the Non-Employee Directors' Plan, the 2000 Stock Incentive Plan, have been duly authorized and are validly issued, fully paid, and nonassessable.

        I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me contained under the heading "Legal Matters" in the prospectus included therein.

Very truly yours,

/s/ KAROL L. K. POLLOCK

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OPINION OF KAROL L.K. POLLOCK, ESQ.